Exhibit 10.3

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (the “Assignment”) dated as of September 30, 2015 (the “Effective Date”), is between The Haven at Market Square, LLC, a South Carolina limited liability company (“Assignor”), and IRESI Frederick Market Square, L.L.C., a Delaware limited liability company (“Assignee”).

A.              Assignor is the lessor under certain leases executed with respect to that certain real property and improvements thereon known as The Haven at Market Square Apartments located in Frederick County, Maryland, and more particularly described in Exhibit A attached hereto (the “Property”), which leases are described in Exhibit B attached hereto (the “Leases”).

B.              Assignor and Assignee entered into a Purchase and Sale Agreement dated as of July 20, 2015 (the “Purchase Agreement”), pursuant to which Assignee agreed to purchase the Property from Assignor and Assignor agreed to sell the Property to Assignee, on the terms and conditions contained therein.

C.              Assignor desires to assign its interest as lessor in the Leases to Assignee, and Assignee desires to accept the assignment thereof, on the terms and conditions below.

ACCORDINGLY, the parties hereby agree as follows:

1.               Assignor assigns to Assignee all of its right, title, and interest in and to the Leases, and Assignee hereby accepts such assignment and assumes all of the lessor’s obligations under the Leases arising from and after the Effective Date including the obligations and duties of Assignor relating to any tenant deposits actually credited or delivered to Assignee at the Closing.

2.               Any rental and other payments under the Leases shall be prorated between the parties as provided in the Purchase Agreement.

3.               This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.               This Assignment shall be governed and construed in accordance with the laws of the State of Maryland without giving effect to principles of conflicts of laws.

5.               This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

6.               Each party represents and warrants to the other that it is fully empowered and authorized to execute and deliver this Assignment, and the individual signing this Assignment on behalf of such party represents and warrants to the other party that he or she is fully empowered and authorized to do so.

7.               Assignor shall indemnify and hold harmless Assignee from and against all obligations of the Assignor under the Leases to the extent such obligations were applicable to the period and required to be performed prior to the date of this Assignment. Assignee shall indemnify and hold harmless Assignor from and against all obligations assumed by the Assignee under the Leases to the extent that such obligations are applicable to the period and required to be performed from and after the date of this Assignment.

[Signature page follows]

Assignor and Assignee have executed this Assignment as of the Effective Date.

ASSIGNOR: The Haven at Market Square, LLC

By:	Johnson Development Associates, Inc., Manager

By:	/s/ Jason C. Lynch
Jason C. Lynch, Vice President

ASSIGNEE: IRESI Frederick Market Square, L.L.C.

By:	Inland Residential Operating Partnership, L.P., Sole Member

By:	Inland Residential Properties Trust, Inc., General Partner

By:	/s/ David Z. Lichterman
Name:	David Z. Lichterman
Title:	Vice President, Treasurer & CAO

Exhibit A

[DESCRIPTION OF PROPERTY]

All those certain lots or parcels of ground situate in the Second Election District of Frederick County, Maryland and described as follows:

BEING KNOWN AND DESIGNATED as Lot MF-1 and Lot MF-2, as shown on the plat entitled "MARKET SQUARE AT FREDERICK — Lots MF-1 and MF-2 and Neighborhood Pool and Community Amenity Lot", which plat is recorded among the Land Records of Frederick County, Maryland in Plat Book No. 92, Page 46, et seq.

BEING the land conveyed to The Haven at Market Square, LLC by Market Square at Frederick, L.L.C. by Deed dated February 27, 2013 and recorded among the Land Records of Frederick County Maryland in Book 09410 at Page 0475.

Exhibit B

[LEASE SUMMARY]